ACCOUNTING SERVICES AGREEMENT
                              TERMS AND CONDITIONS


     This Agreement is made as of June 12, 1992 by and between PIC Investment Trust (the "Fund"), a Delaware business trust and Provident Financial Processing Corporation ("PFPC"), a Delaware corporation, which is an indirect wholly-owned subsidiary of PNC Financial Corp.

     The Fund wishes to retain PFPC to provide accounting services, for such portfolios listen in Appendix A, as amended from time to time, and PFPC wishes to furnish such services.

     In consideration of the promises and mutual covenants herein contained, the parties agree as follows:

1.   Definitions.

     (a) "Authorized Person". The term "Authorized Person" shall mean any officer of the Fund and any other person, who is duly authorized by the Fund's Governing Board, to give Oral and Written Instruction on behalf of the Fund. Such persons are listed in the Certificate attached hereto as the Authorized Persons Appendix to each Services Attachment to this Agreement. If Provident provides more than one service hereunder, the Fund's designation of Authorized Persons may vary by service.

     (b) "CFTC". The term "CFTC" shall mean the Commodities Futures trading Commission.

     (c) "Governing Board". The Term "Governing Board" shall mean the Fund's Board of Directors if the Fund is a corporation or the Fund's Board of Trustees if the Fund is a trust, or, where duly authorized, a competent committee thereof.

     (d) "Oral Instructions". The term "Oral Instructions" shall mean oral instructions received by PFPC from an Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person.

     (e)  "SEC".   The  term  "SEC"  shall  mean  the  Securities  and  Exchange
Commission.

     (f) "Securities and Commodities Laws". The term "Securities and Commodities Laws" shall mean the "1933 Act" which shall mean the Securities Act of 1933, the term "1934 Act" which shall mean the Securities Exchange Act of 1934, as amended, and the term "CEA" which shall mean the Commodities Exchange Act, as amended.

     (g) "Shares". The term "Shares" shall mean the shares of stock of any series of class of the Fund, or, where appropriate, units of beneficial interest in a trust where the Fund is organized as a Trust.

     (h) "Written Instructions". The term "Written Instructions" shall mean written instructions signed by one Authorized Person and received by PFPC. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

2. Appointment. The Fund hereby appoints PFPC to provide accounting services, in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services.

3. Delivery of Documents. The Fund has provided or, where applicable, will provide PFPC with the following:

     (a) certified or authenticated copies of the resolutions of the Fund's Governing Board, approving the appointment of PFPC or its affiliates to provide services;

     (b) a copy of the Fund's most recent effective registration statement;

     (c) a copy of the Fund's advisory agreement or agreements;

     (d) a copy of the Fund's distribution agreement or agreements;

     (e) a copy of the Fund's administration agreement if PFPC is not providing the Fund with such services;

     (f) copies of any shareholder servicing agreements made in respect of the Fund; and

     (g) certified or authenticated copies of any and all amendments or supplements to the foregoing.

4.   Compliance with Government Rules and Regulations.

     PFPC undertakes to comply with all applicable requirements of the 1933 Act, the 1934 Act, and 1940 Act, and the CEA, and any laws, rules and regulations of state and federal governmental authorities having jurisdiction with respect to all duties to be performed by PFPC hereunder. Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by the Fund.

     5. Instructions. Unless otherwise provided in this Agreement, PFPC shall act only upon Oral and Written Instructions.

     PFPC shall be entitled to rely upon any Oral and Written Instructions it received from an Authorized Person (or from a person reasonably believed by PFPC to be an Authorized Person) pursuant to this Agreement. PFPC may assume that any Oral or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund's Governing Board or of the Fund's shareholders.

     The Fund agrees to forward to PFPC Written Instructions confirming Oral Instructions so that PFPC receives the Written Instruction by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. The Fund further agrees that PFPC shall incur no liability to the Fund in acting upon Oral or Written Instructions provided such instructions reasonably appear to have been received from an Authorized Person.

6.   Right to Receive Advice.

     (a) Advice of the Fund. If PFPC is in doubt as to any action it should or should not take, PFPC may request directions or advice, including Oral or Written Instructions, from the Fund.

     (b) Advice of Counsel. If PFPC shall be in doubt as to any questions of law pertaining to any action it should or should not take, PFPC may request advice at its own cost from such counsel of its own choosing *who may be counsel for the Fund, the Fund's advisor or PFPC, at the option of PFPC).

     (c) Conflicting Advice. In the event of a conflict between directions, advice or Oral or Written Instructions Provident receives from the Fund, and the advice it receives from counsel, PFPC shall be entitled to rely upon and follow the advice of counsel.

     (d) Protection of PFPC. PFPC shall be protected in any action it takes or does not take in reliance upon directions, advice or Oral or Written Instructions it receives from the Fund or from counsel and which PFPC believes, in good faith, to be consistent with those directions, advice and Oral or Written Instructions.

     Nothing in this paragraph shall be construed so as to impose an obligation upon PFPC (i) to seek such directions, advice or Oral or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral or Written Instructions unless, under the terms or other provisions of this Agreement, the same is a condition of PFPC's properly taking or not taking such action.

     7. Records. The book and records pertaining to the Fund, which are in the possession of PFPC, shall be the property of the Fund. The Fund, or the Fund's Authorized Persons, shall have access to such books and records at all times during PFPC's normal business hours. Upon the responsible request of the Fund, copies of any such books and records shall be provided by PFPC to the Fund or to an Authorized Person of the Fund, at the Fund's expense.

              PFPC shall keep the following records:

     (a) all books and records with respect to the Fund's books of account;

     (b) records of the Fund's securities transaction.

     8. Confidentiality. PFPC agrees to keep confidential all records of the Fund and information relative to the Fund and its shareholders (past, present and potential), unless the release of such records or information is otherwise consented to, in writing, by the Fund. The Fund agrees that such consent shall not be unreasonable withheld. The Fund further agrees that, should PFPC be required to provide such information or records to duly constituted authorities (who may institute civil or criminal contempt proceedings for failure to comply), PFPC shall not be required to seek the Fund's consent prior to disclosing such information.

     9. Liaison with Accountants. PFPC shall act as liaison with the Fund's independent public accountants and shall provide account analyses, fiscal year summaries, and other audit-related schedules. PFPC shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion, as such may be required by the Fund from time to time.

     10. Disaster Recovery. PFPC shall enter into and shall maintain in effect with appropriate parties one of more agreements making reasonable provision of emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions but shall have no liability with respect thereto.

     11. Compensation. As compensation for services rendered by PFPC during the term of this Agreement, the Fund will pay to PFPC a fee or fees as may be agreed to in writing by the Fund and Provident.

     12. Indemnification. The Fund agrees to indemnify and hold harmless PFPC and its nominees from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the 1933 Act, the 1934 Act, the 1940 Act, the CEA and an state and foreign securities and blue sky laws, and amendments thereto), and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly from any action which PFPC takes or does not take (i) at the request or on the direction of or in reliance on the advice of the Fund or (ii) upon Oral or Written Instructions. Neither PFPC, nor any of its nominees, shall be indemnified against any liability to the Fund or to its shareholders (or any expenses incident to such liability) arising out of PFPC's own willful misfeasance, negligence or reckless disregard of its duties and obligations under this Agreement.

     13. Responsibility of PFPC. PFPC shall be under no duty to take any action no behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by PFPC, in writing. PFPC shall be obligated to exercise case and diligence in the performances of its duties hereunder, to act in good faith and to use its best efforts, within reasonable limits, in performing services provided for under this Agreement. PFPC shall be responsible for failure to perform its duties under this Agreement arising out of PFPC's gross negligence. Notwithstanding the foregoing, PFPC shall not be responsible for losses beyond its control, provided that PFPC has acted in accordance with the standard of care set forth above; and provided further that PFPC shall only be responsible for that portion of losses or damages suffered by the Fund that are attributable to the gross negligence of PFPC.

     Without limiting the generality of the foregoing or of any other provision of this Agreement, PFPC, in connection with its duties under this Agreement, shall not be liable for (a) the validity of invalidity or authority or lack thereof of any Oral or Written Instruction, notice or other instrument which confirms to the applicable requirements of this Agreement, and which PFPC reasonably believes to be genuine; or (b) belays or errors or loss of data occurring by reason of circumstances beyond PFPC's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

     Notwithstanding anything in this Agreement to the contrary, PFPC shall have no liability to the Fund for any consequential, special or indirect losses or damages which the Fund may incur or suffer by or as a consequence of PFPC's performance of the services provided hereunder, whether or not the likelihood of such losses or damages was known by PFPC.

     14. Description of Accounting Services.

     (a) Services on a Continuing Basis. PFPC will perform the following accounting functions if required: (i) Journalize the Fund's investment, capital share and income and expense activities;

          (ii) Verify investment buy/sell trade tickets when received from the Fund's investment advisor and transmit trades to the Fund's custodian for proper settlement;

          (iii)Maintain individual ledgers for investment securities in both U.S. dollars and foreign currency terms; (iv) Maintain historical tax lots for each security and foreign currency; (v) Reconcile cash and investment balances of the Fund with the custodian, and provide the Fund's investment advisor with the beginning cash balance available for investment purposes in both U.S. dollar and foreign currency terms;

          (vi) Update the cash availability throughout the day as required by the Fund's advisor;

          (vii)Post  to  and  prepare  the  Fund's   Statement   of  Assets  and
               Liabilities and the Statement of Operations in U.S. dollar terms;

          (viii) Calculate various contractual expenses (e.g., advisory and custody fees);

          (ix) Monitor the expense accruals and notify Fund management of any proposed adjustments; (x) Control all disbursements from the Fund and authorize such disbursements upon Written Instructions; (xi) Calculate capital gains and losses and foreign exchange gains and losses; (xii) Determine the Fund's net income in both U.S. dollar and foreign currency terms; (xiii) Obtain security market quotes and foreign exchange rates from independent pricing services approved by the Advisor, or if such quotes are unavailable, then obtain them from the Advisor, and in either case calculate the market value of the Fund's investments in both U.S. dollar and foreign currency terms;

          (xiv)Transmit or mail a copy of the daily portfolio valuation to the Advisor;

          (xv) Compute the net asset value of the Fund in U.S. dollars;

          (xvi)As appropriate, compute the Fund's yields, total return, expense rations, portfolio turnover rate, and, if required, portfolio average dollar-weighted maturity; and


          (xvii) Prepare a monthly financial  statement in U.S.  dollars,  which will include the following items: Schedule of Investments Statement of Assets and Liabilities Statement of Operations Statement of Changes in Net Assets Cash Statement Schedule of Capital Gains and Losses

     15.  Duration  and   Termination.   This  Agreement  shall  continue  until
terminated by the Fund or by PFPC on sixty (60) days prior written notice to the other party.

     16. Notices. All notices and other communications, including Written Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered. Notices shall be addressed
(a) if to PFPC at PFPC's address, 103 Bellevue Parkway, Wilmington, Delaware 19809; (b) if to the Fund, at the address of the Fund; or (c) if to neither of the foregoing, at such other address as shall have been notified to the sender of any such Notice or other communication. 17. Amendments. This Agreement, or any term thereof, may be changed or waived only by written amendment, signed by the party against whom enforcement of such change or waiver is sought

     18. Delegation. PFPC may assign its rights and delegate its duties hereunder to any wholly-owned direct or indirect subsidiary of Provident National Bank or PNC Financial Corp, provided that (i) PFPC gives the Fund thirty (30) days prior written notice; (ii) the delegate agrees with PFPC to comply with all relevant provisions of the 1940 Act; and (iii) PFPC and such delegate promptly provide such information as the Fund may request, and respond to such questions as the Fund may ask, relative to the delegation, including (without limitation) the capabilities of the delegate.

     19.   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     20. Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

     21. Miscellaneous. This agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated and/or Oral Instructions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the day and year first above written.

                                                     PROVIDENT FINANCIAL
                                                     PROCESSING CORPORATION

                                                     By:/s/____________________

                                                     PIC INVESTMENT TRUST

                                                     By:/s/____________________

                                  June 12, 1992

                              PIC INVESTMENT TRUST

                  Re:      Accounting Services Fees

         Dear Sir/Madam:

     This letter constitutes our agreement with respect to compensation to be paid to Provident Financial Processing Corporation ("PFPC") under the terms of an Accounting Services Agreement dated June 12, 1992 between PFPC and PIC Investment Trust (the "Trust") on behalf of the funds listed in Appendix A to such agreement (the "Funds"), as amended from time to time (the "Agreement").

     Pursuant to Paragraph 11 of that Agreement, and in consideration of services to be provided to the Funds, the Trust shall pay PFPC a minimum monthly fee per Fund of $400.

     If the foregoing accurately sets forth our Agreement, and you intend to be legally bound thereby, please execute a copy of this letter and return it to us.

                                    Very truly yours,

                                    PROVIDENT FINANCIAL
                                    PROCESSING CORPORATION

                                    By:/s/________________________
                                    Title: _______________________

Accepted:

PIC INVESTMENT TRUST

By: /s/__________________
Title:___________________





                          ACCOUNTING SERVICES AGREEMENT

                               AMENDED APPENDIX A


                              PIC Investment Trust


                                Portfolio Listing


                           PIC Pinnacle Balanced Fund
                            PIC Pinnacle Growth Fund
                     PIC Pinnacle Small Company Growth Fund
                                 PIC Growth Fund
                          PIC Small Company Growth Fund
                           PIC Small Cap. Growth Fund
                                PIC Mid Cap Fund